EXHIBIT 23.1


                         Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and to the use of our report dated December 6, 1996, in the Registration Statement (Form S-1) and related Prospectus of Central Tractor Farm & Country, Inc. for the registration of $5,000,000 Senior Notes due 2007.


                                               /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP

Des Moines, Iowa
March 20, 1997